EXHIBIT 77I

Columbia Funds Series Trust - Semi-Annual N-SAR report for the period ending 7/31/12

Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income and Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Masters International Equity Portfolio
 (each a "Fund," collectively the "Funds")

Item 77I/77Q1(d) - Terms of new or amended securities:

An Amended and Restated Multi-Class Plan, pursuant to Rule 18f-3(d), for the Funds dated December 9, 1999, amended on November 16, 2011, is incorporated by reference to Post-Effective Amendment No. 102 to the Registration Statement of the Registrant on Form Type 485APOS filed on March 23, 2012, Accession No. 0001193125-12-128892.